United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 16, 2010

CytoGenix, Inc.
(Exact name of registrant as specified in its charter)

0-26807
(Commission File Number)

Nevada	76-0484097
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1570 Dustin Cade Drive, New Braunfels, TX	78130
(Address of principal executive offices)	(Zip Code)

(830) 632-5944
Registrant's telephone number, including area code

|_|  Written  communications  pursuant to Rule 425 under the  Securities Act (17 CFR 230.425)

|_|  Soliciting  material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

On August 10, 2010 CytoGenix formed the wholly owned subsidiary BioEnergy, Inc. a Nevada Corporation.  BioEnergy, Inc., was formed in order to identify, evaluate and develop biological based technologies for the growing energy sector.  BioEnergy, Inc. plans to create renewable energy or clean fuels for the production of energy from such biological based technologies.  BioEnergy, Inc. is in ongoing negotiations with various entities for the acquisition of and co-development of such technologies.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly  caused  this  report  to be  signed  on its  behalf by the undersigned hereunto duly authorized.

CytoGenix, Inc.

August 16, 2010	By:	/s/ Randy Moseley
Randy Moseley, Principal Financial Officer